Exhibit 5.1

[HAYNES AND BOONE, LLP LETTERHEAD]

December 10, 2020

NanoVibronix, Inc.

525 Executive Blvd.

Elmsford, NY 10523

Ladies and Gentlemen:

We have acted as counsel for NanoVibronix, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) by the Company which registers the resale by the holders thereof of 9,688,753 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), comprised of (i) 5,914,285 shares (the “Shares”) of Common Stock, (ii) up to 2,657,144 shares of Common Stock (the “Pre-funded Warrant Shares”) issuable upon the exercise of the pre-funded warrants (the “Pre-funded Warrants”), (iii) up to 642,857 shares of Common Stock (the “Placement Agent Warrant Shares”) issuable upon the exercise of the placement agent warrants (the “Placement Agent Warrants”) issued on December 7, 2020 to the designees of H.C. Wainwright & Co., LLC (“Wainwright”), which served as our exclusive placement agent in connection with a private placement closed on December 7, 2020, (iv) up to 134,609 shares of Common Stock (the “September Warrant Shares”) issuable upon the exercise of the underwriter warrants (the “September Warrants”) issued on September 25, 2020 to the designees of Wainwright, which served as our underwriter in connection with a public offering closed on September 25, 2020, and (v) up to 339,858 shares of Common Stock (the “August Warrant Shares” and, together with the Placement Agent Warrant Shares and September Warrant Shares, the “Wainwright Shares”) issuable upon the exercise of the underwriter warrants (the “August Warrants and, together with Placement Agent Warrants and September Warrants, the “Wainwright Warrants”) issued on August 27, 2020 to the designees of Wainwright, which served as our underwriter in connection with a public offering closed on August 27, 2020. The Shares, the Pre-funded Warrant Shares and the Wainwright Shares are referred to herein collectively as the “Securities.”

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Company’s certificate of incorporation and bylaws, each as amended to date (“Company Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) the Pre-funded Warrants, (iv) the Wainwright Warrants; (v) a specimen of the Company’s Common Stock certificate; and (vi) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deemed reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Securities offered thereby will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus and any prospectus supplement; (vi) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) there will be sufficient shares of Common Stock authorized under the Company Charter Documents and not otherwise reserved for issuance; and (viii) there will not have occurred any change in law or in the Company Charter Documents of the Company adversely affecting the Pre-funded Warrant Shares or Wainwright Warrant Shares or the rights of the holders thereof.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that (i) the Shares are validly issued, fully paid and non-assessable; (ii) the Pre-funded Warrant Shares, when issued in accordance with the terms of the Pre-funded Warrants, will be validly issued, fully paid and non-assessable; and (iii) the Wainwright Warrant Shares, when issued in accordance with the terms of the Wainwright Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP